Kandi Technologies Reports Third Quarter 2015 Financial Results

- Q3 EV parts sales increased 35.7% year-over-year to $49.0 million
- Q3 operating cash flow reached $11.6 million
- Q3 the JV Company sold 6,004 EV products, a 208% increase year-over-year
-Q3 EV products direct sales increased 367.2% quarter-over-quarter

JINHUA, CHINA-- (November 9, 2015) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights

  Total revenues grew 14.3% to $50.5 million for the third quarter of 2015 from $44.2 million for the same period of 2014;

  Electric Vehicle (“EV”) parts sales increased 35.7% to $49.0 million for the third quarter of 2015, compared with $36.1 million in the same period of 2014;

  Kandi Electric Vehicles Group Co., Ltd. (the "JV Company"), sold 6,004 EV products, a 208% increase compared with the same period last year. Total EV product sales comprised 3,000 EV products to the Micro Public Transportation (MPT) program and 3,004 EV products through the distribution channel under its direct sales program, with the latter being a significant sequential increase of 367.2% over the 643 EV products sold through the distribution channel under the direct sales program in the second quarter.

  GAAP net income for the third quarter of 2015 was $2.3 million, or approximately $0.05 per fully diluted share, compared with $13.5 million, or approximately $0.31 per fully diluted share in the same period of 2014. The decrease was mainly due to changes in stock-based compensation expenses and the fair value of the financial derivatives during the period;

  Non-GAAP adjusted net income1, which excludes stock award expenses and changes in the fair value of financial derivatives, was $6.3 million, a 17.7% increase from $5.4 million in the same quarter of 2014. Non-GAAP adjusted earnings per share1 was approximately $0.13 per fully diluted share for the third quarter of 2015 compared with $0.12 per fully diluted share for the same quarter of 2014;

______________________________
1 Non-GAAP measures, including the Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change of the fair value of financial derivatives and the effects of the stock award expense. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measures should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

  Working capital surplus was $54.2 million as of September 30, 2015;

  Cash, cash equivalents and restricted cash totaled $27.4 million as of September 30, 2015.

“The third quarter performance underscores our tremendous growth in EV parts and EV sales as we became China’s top seller for EV products in September,” commented Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, “During the third quarter, we obtained the approval for a vehicle purchase tax exemption for Kandi Cyclone (“K17”), while launching a successful promotion in Beijing and Shanghai. The initial market response has been extremely positive, and we believe K17 will become the Company’s key driver for growth over the next year. Meanwhile, China’s central government has extended its continuous support and confidence in developing the new energy vehicle (NEV) industry by releasing additional policies, including reducing traffic controls and purchase quotas on NEVs, encouraging government purchases, and promoting EV car-share programs. With the government’s dedication, we see unprecedented opportunities ahead of us, and we are well-positioned to benefit from the EV adoption in China by leveraging our unique growth engines: the rapid expansion of our Micro Public Transportation program and the burgeoning direct sales program through the distribution channel.”

“We are very pleased to achieve strong financial results in the third quarter of 2015,” added Mr. Wang Cheng, Chief Financial Officer of Kandi, “Both sales and gross margin were in line with our expectations. With positive operating cash flow of $11.6 million, we are fully prepared for the significant growth potential around the corner.”

Third Quarter 2015 Financial Results:

Net Revenues and Gross Profit

	3Q15	2Q15	2Q14	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$50.53	$47.96	$44.21	5.3%	14.3%
Gross Profit (US$mln)	$7.12	$6.49	$5.51	9.6%	29.2%
Gross Margin	14.1%	13.5%	12.5%	-	-

Net revenues increased 5.3% sequentially from the second quarter of 2015 due to the sales growth of EV products from the JV Company. Gross margin increased 0.6% sequentially as a result of the cost control from battery packing production. Gross margin increased 1.6% year-over-year due to the margin improvement from EV parts, which was mainly contributed by effective cost control and the scaled production. Gross margin growth was partially offset by the sales decrease in off-road vehicles and EV products sales, with the latter being completely transferred to the JV Company this year per the Joint Venture Agreement.

Operating Income (Loss)

	3Q15	2Q15	3Q14	Q-o-Q%	Y-o-Y%
Operating Expenses (US$mln)	$9.56	$4.49	$2.90	112.8%	229.6%
Operating Income (Loss) (US$mln)	($2.44)	$2.00	$2.61	-222.1%	-193.6%
Operating Margin	-4.8%	4.2%	5.9%	-	-

Total operating expenses were $9.6 million, compared with $4.5 million in the second quarter of 2015, and $2.9 million in the third quarter of 2014. The significant increase in total operating expenses was mainly due to the $7.0 million expenses for stock award compensation and $0.5 million in legal expenses in the third quarter of 2015.

GAAP Net Income

	3Q15	2Q15	3Q14	Q-o-Q%	Y-o-Y%
Net Income (US$mln)	$2.34	$5.43	$13.53	-56.8%	-82.7%
Earnings per Weighted Average Common Share	$0.05	$0.12	$0.31	-	-
Earnings per Weighted Average Diluted Share	$0.05	$0.12	$0.31	-	-

Non-GAAP Net Income

	3Q15	2Q15	3Q14	Q-o-Q%	Y-o-Y%
GAAP net income from continuing operations	$2.34	$5.43	$13.53	-56.8%	-82.7%
Stock award expenses	$7.03	$3.48	$2.02	101.9%	247.1%
Change of the fair value of financial derivatives	$3.05	$4.00	$10.19	-23.8%	-70.1%
Non-GAAP net income (loss) from continuing operations	$6.32	$4.90	$5.37	28.9%	17.7%

Net income was $2.3 million, compared with $5.4 million in the second quarter of 2015, and $13.5 million in the third quarter of 2014. The decrease in net income was mainly due to the $7.0 million expenses for the stock award compensation in the third quarter of 2015. Non-GAAP net income was $6.3 million, a 28.6% increase from $4.9 million in the second quarter of 2015 and 16.7% increase from $5.4 million in the third quarter of 2014. The increase in non-GAAP net income was in line with the revenue growth and the margin improvements.

JV Company Financial Results

In the third quarter, the JV Company sold 6,004 EV products, a 208% increase compared with the same period last year. Total EV product sales comprised 3,000 EV products to the Micro Public Transportation program and 3,004 EV products through the distribution channel under the direct sales program, with the latter being a significant sequential increase over the 643 EV products sold through the distribution channel under the direct sales program in the second quarter.

The condensed financial income statement is as below:

	3Q15	2Q15	3Q14	Q-o-Q%	Y-o-Y%
Net Revenues (US$mln)	$98.45	$68.95	$46.85	42.8%	110.1%
Gross Profit (US$mln)	$13.33	$10.65	$7.03	25.1%	89.7%
Gross Margin	13.5%	15.4%	15.0%	-	-
Net Income	$1.61	$1.59	$4.40	1.6%	-63.4%
% of Net revenue	1.6%	2.3%	9.4%	-	-

Gross margin in the third quarter of 2015 was 13.5%, compared with gross margin of 15.4% in the second quarter of 2015 and 15.0% in the same period of 2014. The sequential decrease was the result of the lower selling price to a strategic partner in the third quarter of 2015.

We accounted for our investments in the JV Company under the equity method of accounting as we have a 50% ownership interest in the JV Company. As a result, we recorded 50% of the JV Company’s profit for $0.8 million for the third quarter of 2015. After eliminating intra-entity profits and losses, our share of the after tax profit of the JV Company was $1.2 million for the three months ended September 30, 2015.

Outlook

For the fourth quarter 2015, Kandi expects net revenues to be in the range of $54.0 million to $56.0 million with gross margin in the range of 13.5% to 14.5% .

The Company also expects the JV Company to deliver 8,000 to 10,000 EV products in the fourth quarter and a total of 20,000-22,000 EV products in the full year of 2015.

This outlook reflects Kandi's current view, which is subject to change.

Third Quarter 2015 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss the financial results at 8:00 AM (U.S. EST) on November 9, 2015 (9:00 PM Beijing time on November 9, 2015). Mr. Hu Xiaoming, Chief Executive Officer and Mr. Wang Cheng (Henry), Chief Financial Officer, will deliver prepared remarks, followed by a question and answer session.

The dial-in details for the conference call are as follows:

  Toll-free dial-in number: +1 877-407-3982
  International dial-in number: +1 201-493-6780
  Conference ID: 13623086
  Webcast and replay: http://public.viavid.com/index.php?id=116814

The live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations website at http://ir.kandivehicle.com. An archive of the webcast will be available on the Company's website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo
Kandi Technologies Group, Inc.
Phone: 1-212-551-3610
Email: IR@kandigroup.com

IR Contact:

The Piacente Group
Phone: 1-212-481-2050
Email: kandi@tpg-ir.com

- Tables Below -

KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2015	2014
Current assets
Cash and cash equivalents	$11,691,023	$26,379,460
Restricted cash	15,689,228	13,000,731
Accounts receivable	33,912,043	15,736,805
Inventories (net of provision for slow moving inventory of 304,677 and 315,584 as of September 30, 2015 and December 31, 2014, respectively)	31,652,659	15,403,840
Notes receivable	18,785,582	9,060,441
Other receivables	488,621	238,567
Prepayments and prepaid expense	240,609	120,761
Due from employees	41,128	34,475
Advances to suppliers	457,782	6,901,505
Amount due from JV Company, net	76,814,162	51,450,612
TOTAL CURRENT ASSETS	189,772,837	138,327,197
LONG-TERM ASSETS
Plant and equipment, net	21,788,066	26,215,356
Land use rights, net	14,826,253	15,649,152
Construction in progress	56,525,652	58,510,051
Long Term Investment	1,490,477	-
Investment in JV Company	82,273,884	83,309,095
Goodwill	322,591	322,591
Intangible assets	515,830	577,401
Other long term assets	156,892	162,509
TOTAL Long-Term Assets	177,899,645	184,746,155
TOTAL ASSETS	$367,672,482	$323,073,352
CURRENT LIABILITIES
Accounts payables	$87,854,246	$45,772,481
Other payables and accrued expenses	3,362,729	5,101,740
Short-term loans	37,340,362	35,589,502
Customer deposits	111,314	2,630,723
Notes payable	3,137,846	5,702,121
Income tax payable	2,803,621	1,835,685
Due to employees	12,862	15,787
Deferred taxes liabilities	256,049	230,864
Financial derivate - liability	540,299	2,245,610
Deferred income	34,954	-
Total Current Liabilities	135,454,282	99,124,513
LONG-TERM LIABILITIES
Deferred taxes liabilities	402,934	2,266,725
Financial derivate - liability	-	10,097,275
Total Long-Term Liabilities	402,934	12,364,000

TOTAL LIABILITIES	135,857,216	111,488,513

STOCKHOLDER'S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 46,964,855 and 46,274,855 shares issued and outstanding at September 30,2015 and December 31,2014, respectively	46,965	46,275
Additional paid-in capital	202,744,428	190,258,037
Retained earnings (the restricted portion is $4,172,324 and $4,172,324 at September 30,2015 and December 31,2014, respectively)	30,290,776	16,390,424

Accumulated other comprehensive income(loss)	(1,266,903)	4,890,103
TOTAL STOCKHOLDERS' EQUITY	231,815,266	211,584,839

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$367,672,482	$323,073,352

     KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

REVENUES, NET	$50,528,545	$44,206,992	$142,273 ,091	$117,338,351

COST OF GOODS SOLD	43,411,8 39	38,698 ,452	122,294 ,189	99,748, 314

GROSS PROFIT	7,116,706	5,508 ,540	19,978, 902	17,590, 037

OPERATING EXPENSES:

Research and development	785,450	391,097	1,928,091	2,535,0 27

Selling and marketing	122,873	432,365	312,284	939,516

General and administrative	8,649,541	2,076,749	16,275,202	11,720,693

Total Operating Expenses	9,557,864	2,900,211	18,515,577	15,195,236

INCOME (LOSS) FROM OPERATIONS	(2,441,158)	2,608,329	1,463,325	2,394,801

OTHER INCOME(EXPENSE):

Interest income	1,140,756	220,91 1	2,454,0 79	1,453,0 47

Interest (expense)	(534,987)	(932,030)	(1,730,898)	(2,850,341)

Change in fair value of financial instruments	3,049,242	10,187,277	11,802,586	6,814,675

Government grants	(724)	63,584	92,139	217,284

Share of profit (loss) in associated companies	-	38,702	-	(54,290)

Share of profit after tax of JV	1,179,605	2,038,388	1,900,128	3,757,218

Other income, net	988,224	21,814	1,094,278	141,641

Total other income (expense), net	5,822,116	11,638,646	15,612,312	9,479,234

INCOME(LOSS) BEFORE INCOME TAXES	3,380,958	14,246,975	17,075,637	11,874,035

INCOME TAX EXPENSE	(1,037,763)	(713,273)	(3,175,287)	(1,269,408)

NET INCOME	2,343,195	13,533,702	13,900,350	10,604,627

OTHER COMPREHENSIVE INCOME

Foreign currency translation	(7,098,249)	(109,112)	(6,157,006)	(2,037,704)

COMPREHENSIVE INCOME(LOSS)	$(4,755,054)	$13,424,590	$7,743,344	$8,566,923

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	46,959,638	43,214,455	46,670,533	41,327,666

WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	46,959,638	43,530,185	46,945,277	41,462,490

NET INCOME PER SHARE, BASIC	$0.05	$0.31	$0.30	$0.26

NET INCOME PER SHARE, DILUTED	$0.05	$0.31	$0.30	$0.26

KANDI TECHNOLOGIES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,	September 30,
	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$13,900,350	$10,604,627
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,388,902	4,157,606
Assets Impairments	-
Deferred taxes	(1,854,863)	808,725
Change in fair value of financial instruments	(11,802,586)	(6,814,675)
Loss (income) in investment in associated companies	-	54,290
Share of loss after tax of JV Company	(1,900,128)	(3,757,218)
Stock Compensation cost	12,486,881	-

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(19,286,512)	17,190,113
Inventories	(17,289,849)	(5,480,008)
Other receivables	(298,976)	105,092
Due from employee	(10,535)	413,441
Prepayments and prepaid expenses	6,265,899	(49,927,475)
Amount due from JV Company	(27,964,497)	(49,177,160)

Increase (Decrease) In:
Accounts payable	44,980,746	32,911,627
Other payables and accrued liabilities	(1,302,135)	2,441,464
Customer deposits	(2,502,087)	108,031
Income Tax payable	1,062,643	(36,060)
Net cash (used in ) provided by operating activities	$(1,126,747)	$(46,397,580)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Purchases)/Disposal of plant and equipment, net	(408,850)	(813,246)
Purchases of land use rights	-	(1,667,986)
Purchases of construction in progress	(39,054)	(39,283)
Disposal of associated company	-	(96,268)
Issuance of notes receivable	(72,040,444)	(21,698,986)
Repayment of notes receivable	61,697,894	29,344,951
Long Term Investment	(1,535,651)	-
Net cash provided by (used in) investing activities	$(12,326,105)	$5,029,182
CASH FLOWS FROM FINANCING ACTIVITIES:
Restricted cash	(3,232,950)	(13,006,018)
Proceeds from short-term bank loans	30,583,709	28,616,816
Repayments of short-term bank loans	(27,512,406)	(39,998,504)
Proceeds from notes payable	9,860,498	13,007,644
Repayment of notes payable	(12,299,436)	(16,584,746)
Option exercise‚stock awards & other financing	-	6,429,622
Warrant exercise	-	22,447,914
Common stock issued for acquisition, net of cost of capital	-	78,155,627
Net cash (used in) provided by financing activities	$(2,600,585)	$79,068,355

NET INCREASE IN CASH AND CASH EQUIVALENTS	(16,053,437)	37,699,957
Effect of exchange rate changes on cash	1,365,000	(961,614)
Cash and cash equivalents at beginning of year	26,379,460	12,762,369

CASH AND CASH EQUIVALENTS AT END OF PERIOD	11,691,023	49,500,712

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,794,115	1,305,468
Interest paid	1,718,257	1,748,140